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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) November 30, 1998
                                                        -----------------

                        Direct Connect International Inc.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                       0-18288                   22-2705223
   --------                       -------                   ----------
(State or other                   (Commission              (IRS Employer
jurisdiction of                    File Number)             Identification No.)
incorporation)


P. O. Box 14, Hawthorne, New Jersey                                  07507
-----------------------------------                                  -----
(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code                (201)445-2101
                                                                  -------------
------------------------------------------------------------
(Former name or former address, if changed since last report)




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Item 5.  Other Events

Direct Connect International Inc. (DCI) signed a merger agreement, dated as of November 30, 1998(the Agreement), with Image Technology Corp. (Image) whereby DCI will merge into a subsidiary of Image, and DCI will become the surviving corporation. Each DCI shareholder will receive, subject to adjustment, approximately 25% of Image's issued and outstanding common stock after the merger.

The Agreement is subject to receipt by DCI's Board of Directors of a fairness opinion by an independent financial consultant or investment banking firm and shareholder approval. The Agreement is also subject to approval of Image's shareholders.

In anticipation of the proposed merger, DCI will loan Image, for working capital purposes, the principal amount of $260,000 with interest at the rate of six and one-half percent (6-1/2%) per annum. The promissory note, dated November 30, 1998, evidencing the obligation is due, in the event that the Agreement is terminated by Image, on or before the 30th day after such termination.

The Agreement provides that at the time of filing of the Certificate of Merger in Delaware, DCI will have at least $1,000,000 of unrestricted free cash together with a sufficient sum of liquid tangible assets to pay all outstanding liabilities and all other fees of DCI in connection with the merger. In addition, Image will use its best efforts to raise a minimum of $2,000,000 of additional capital during the period ending September 30, 1999. If Image fails to raise such additional capital, then the holders of Image's common stock, at the date of execution of the Agreement, will be entitled to increase their aggregate holdings so as to be equivalent to 85% of the outstanding shares of Image common stock at the time of filing of the Certificate of Merger.

Image's principal business is conducted through Court Record Services, Inc. which is one of the leading providers of Records and Briefs for the Federal Courts of Appeal and the U.S. Supreme Court to law libraries and the legal profession. Image has significant assets in its vast collections of microfilmed and digitized Records and Briefs of the U.S. Federal Courts of Appeal and the U.S. Supreme Court. The collection also includes cases for appellate courts of the states of New York and Pennsylvania. These assets enable Image through its CourtRecordServices.com web site to offer Records and Briefs instantaneously through the Internet to the attorney, professor or law librarian who requires such information.

The assets of DCI will assist Image to achieve its goal of becoming the proprietary supplier of judicial Records and Briefs over the Internet.

DCI and Omnet Technology Corporation have mutually agreed to terminate their prior merger agreement.




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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

           Financial Statements:                              Not applicable.
           Pro Forma Financial Information:                   Not applicable.
           Exhibits:
              Agreement and Plan of Merger and Reorganization by and among Image Technology Corp., Inc., Direct Connect International Inc. and Image Acquisition Inc. , dated as of November 30, 1998.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     DIRECT CONNECT INTERNATIONAL INC.
                                                (Registrant)

Date: December 9 ,1998               By:  /s/ Peter L. Schneider
      ----------------                    ----------------------
                                          Peter L. Schneider
                                          President and Chief Operating Officer